(M)(2)(A)(vii)

SCHEDULE A

with respect to

ING INVESTORS TRUST

SECOND AMENDED AND RESTATED

SHAREHOLDER SERVICE AND DISTRIBUTION PLAN

ADVISER CLASS

Portfolios

ING Artio Foreign Portfolio
ING BlackRock Inflation Protected Bond Portfolio
ING BlackRock Large Cap Growth Portfolio
ING BlackRock Large Cap Value Portfolio
ING Clarion Global Real Estate Portfolio
ING Clarion Real Estate Portfolio
ING DFA Global Allocation Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING Franklin Income Portfolio
ING Franklin Mutual Shares Portfolio
ING Franklin Templeton Founding Strategy Portfolio
ING Global Resources Portfolio
ING Goldman Sachs Commodity Strategy Portfolio
ING Janus Contrarian Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Core Equity Portfolio
ING Large Cap Growth Portfolio
ING Limited Maturity Bond Portfolio
ING Lord Abbett Growth and Income Portfolio
ING Marsico Growth Portfolio
ING Marsico International Opportunities Portfolio
ING MFS Total Return Portfolio
ING MFS Utilities Portfolio
ING Morgan Stanley Global Tactical Asset Allocation Portfolio
ING Morgan Stanley Global Franchise Portfolio
ING PIMCO High Yield Portfolio
ING PIMCO Total Return Bond Portfolio
ING Pioneer Equity Income Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Templeton Global Growth Portfolio
ING Van Kampen Growth and Income Portfolio

Portfolios

ING Wells Fargo Health Care Portfolio

Date last amended: November 18, 2010